Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TrueCar, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), Chip Perry, as Chief Executive Officer, and Michael Guthrie,  as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2016	By:	/s/ Chip Perry
Chip Perry
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 10, 2016	By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer
(Principal Financial Officer)